SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 26, 2000


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-7461                   31-0742926
(State of Incorporation) (Commission File Number)(IRS Employer Identification
                                                            Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                  68102
   (Address of principal executive offices)                  (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

  Item 5.  Other Events.

          (a) The registrant issued the following press release on January 26, 2000:





                ACCEPTANCE INSURANCE COMPANIES INC. AND CLARENDON
              INSURANCE GROUP ANNOUNCE NEW PARTNERSHIP AND SALE OF
                            REDLAND INSURANCE COMPANY

         (Omaha, NE and New York, NY, January 26, 2000) Acceptance Insurance Companies Inc. (NYSE:AIF) and Clarendon Insurance Group announced today that they have reached an agreement in principle for Clarendon to acquire Redland Insurance Company from Acceptance. The transaction includes the appointment of Acceptance as the exclusive representative of Redland for the lines of business Acceptance currently writes through Redland. Acceptance also will reinsure certain portions of the business written by Redland in the future, and Acceptance and Clarendon jointly will develop additional specialty program business.

         The sale of Redland will be a cash transaction based upon the statutory book value of Redland after the divestiture of Redland assets associated with Acceptance's crop insurance operations, and is expected to be completed during the second quarter of this year. Acceptance will retain an option to repurchase Redland under certain circumstances. Upon closing, Redland is expected to cede most of its business to Clarendon National Insurance Company which maintains the rating of A (Excellent) from A.M.
Best Company.

         "We are excited about the benefits and opportunities that this transaction provides for the agents and customers of Acceptance, and for both our company and Clarendon," said John E. Martin, president and chief executive officer of Acceptance. "This transaction will combine the financial strength of the Clarendon Group with the expertise of our underwriting and claims personnel, allowing our agents not only to maintain, but grow the profitable business they have developed with Redland. Our agreement with Clarendon continues the process of focusing our property and casualty operations on our core lines of profitable specialty business."

         Ralph Milo, chairman and chief executive officer of the Clarendon Group said, "This transaction is a win/win situation for both companies. The new partnership will create a unique combination of marketing, underwriting, administration, and financial resources to develop specialty program business. We are looking forward to working with Acceptance to develop the full potential of Redland Insurance Company."

         E.W. Blanch Capital Markets acted as a financial advisor to Acceptance in this transaction.

         Clarendon Insurance Group, a subsidiary of Hannover Reinsurance, the world's fifth largest reinsurer, is a nationally recognized leader in program business. Currently operating through eight insurance company subsidiaries, Clarendon has long-standing relationships with highly specialized managing general agents and a record of consistent operating profitability.

         Acceptance Insurance Companies Inc. is an insurance holding company providing specialized crop, property and casualty insurance products throughout the United States. American Agrisurance, the Company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.


Contacts:

John E. Martin                               Ming-I-Huang
President and Chief Executive Officer        Senior Vice President
Acceptance Insurance Companies Inc.          Clarendon Insurance Group
800-228-7217                                 212-805-9700

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCEPTANCE INSURANCE COMPANIES INC.


                                    By   /s/ J. Michael Gottschalk
                                    J. Michael Gottschalk, Chief Legal Officer,
                                    General Counsel and Secretary


                                    January 26, 2000